SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20713	58-1959440

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9640 Medical Center Drive

Rockville, MD

(Address of principal executive offices)

20850

(Zip code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 29, 2004, EntreMed, Inc. (the “Company”) completed the private placement of 5,490,198 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $2.55 per share for an aggregate offering price of approximately $14 million, to certain institutional investors (the “Purchasers”). The Company also issued warrants to purchase an additional 1,098,040 shares of common stock to the Purchasers (the “Warrants”). The Warrants are exercisable until December 29, 2009, at an exercise price per share of $3.67. In connection with the transaction, the Company paid placement agent fees of $700,000.00.

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws. The Company believes that each of the Purchasers qualifies as an “accredited investor” (as defined by Rule 501(a) under the Securities Act).

As part of the transaction, the Company agreed to register for resale under the Securities Act all of the shares of Common Stock issued in the offering, as well as shares of Common Stock issuable upon exercise of the Warrants.

On December 27, 2004, the Company issued a press release announcing the transaction, a copy of which is included as an exhibit to this report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)       Exhibits

99.1     Press Release dated December 27, 2004.

99.2     Securities Purchase Agreement by and among EntreMed, Inc., and certain institutional investors named therein, dated as of December 23, 2004.

99.3     Form of Warrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

Date: December 29, 2004